PROMISSORY NOTE

Borrower:	GARABED A. KHATCHOYAN		Lender:	THE VINYL FENCE COMPANY, INC.
	21942 BAHAMAS			2210 S. RITCHEY ST.
	MISSION VIEJO, CA 92692			SANTA ANA, CA 92701

Principal Amount: $250,000.00		Interest Rate: 5.000%		Date of Note: March 15, 2008

PROMISE TO PAY. Garabed A. Khatchoyan (“Borrower”) promises to pay The Vinyl Fence Company, Inc. (“Lender”), or order, in lawful money of the United States of America, the principal amount of TWO HUNDRED FIFTY THOUSAND & 00/100 Dollars ($250,000.00), or so much thereof as may be disbursed to , or for the benefit of, the Borrower by the Lender in Lender’s sole and absolute discretion. It is the intent of the Borrower and Lender hereunder to create a line of credit agreement between Borrower and Lender whereby Borrower may borrow up to $250,000.00 from Lender; provided, however, that Lender has no obligation to lend Borrower any amounts hereunder and the decision to lend such money lies in the sole and complete discretion of the Lender. Amounts advanced under this line of credit shall accrue interest at the rate of 5. 0000% per annum on the unpaid principal balance from the date of each individual borrowing, until each said borrowing is paid in full.

PAYMENT. Borrower will pay this loan in one lump payment. The entire remaining outstanding balance of principal will be due on March 15, 2009. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ration of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All accrued interest shall be paid on December 31 of each calendar year following the year of this note. Borrower will pay Lender at the Lender’s address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by the Lender in writing, relive Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal; balance due and may result in Borrower making fewer payments.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due; (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement to loan Borrower has with Lender; (c) Borrower becomes insolvent, a receiver is appointed for any part of Borrower’s property, Borrower makes an assignment for the benefit of creditors; or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (d) Any creditor tries to take any of Borrower’s property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower’s accounts with Lender.

If any default, other  than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonable practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, as its option, may also, if permitted under applicable law, increase the interest rate on this Note 13. 000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s reasonable attorney’s fees and Lender’s legal expenses whether or not there is a lawsuit, including reasonable attorney’s fees and legal expenses for bankruptcy proceedings (includes efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Orange County, the State of California. The Note shall be governed by and construed in accordance with the laws of the State of California.

COLLATERAL. This Note is unsecured.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand fro payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation make or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any thither action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. Th obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOT. EACH BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER.

/s/ Garabed Khatchoyan
Garabed Khatchoyan